As Filed with the Commission on January 24, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 21, 2020

ABCO ENERGY, INC.

(Name of registrant as specified in its Charter)

NEVADA	000-55235	20-1914514
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2100 North Wilmot, #211, Tucson, AZ	85712
(Address of principal executive offices)	(Zip Code)

(520) 777-0511

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK	ABCE	OTCPK

ITEM 8.01:	OTHER EVENTS.

As of January 21, 2020 (“Effective Date”), the Company issued to Oasis Capital, LLC (“Oasis”) a $184,000 Promissory Note, net of a prorated original issue discount of $16,000 (“Note”). The Company received $34,000 (“First Tranche”) from Oasis resulting in a then outstanding balance as then is $44,757 consisting of the First Tranche plus the prorated portion of the LOI and a $8,000 credit for Oasis transactional expenses. The Second and the Third Tranches under this Note are due in February and March, 2020, respectively. The Note was issued under the Securities Purchase Agreement dated at January 21, 2020 between the Company and Oasis (“SPA”). Each Tranche matures nine months from the effective date of each such payment. The Company also agreed to issue to Oasis 5,000,000 shares of common stock as an incentive/commitment fee in connection with the transactions. The Company is required to use the proceeds received from the Note to retire currently outstanding convertible debt from two lenders which have not yet matured for conversion. The Note becomes convertible into common stock six months after the Effective Date at a 35% discount to market.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial statements of business acquired.

Not applicable

(b)     Pro forma financial information.

Not applicable

(c)     Shell company transactions.

Not applicable

(d)     Exhibits

Exhibit No.     Description of Exhibits

99.1          Form of Securities Purchase Agreement dated as of January 21, 2020, between the Company and Oasis.

99.2          Form of Promissory Note dated January 21, 2020 in the original principal amount of $208,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABCO ENERGY, INC.

Dated: January 24, 2020	By: /s/ Michael Mildebrandt
Name: Michael Mildebrandt
Title: President